EXHIBIT 3.2


                                     BY-LAWS

                                       of

                            THE COMMERCE GROUP, INC.



                                  ARTICLE FIRST

                                  Stockholders

     Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the third Friday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the date and hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Directors. Special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.


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     Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

     Section 4. Notices. Notice of all meetings of stockholders shall be given as follows: A written notice, stating the place, day and hour thereof, shall be given by the Clerk (or the person or persons calling the meeting), at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice, if the meeting is called otherwise than by the Clerk, may be a copy of the call of the meeting; and if the meeting is not otherwise called, such notice given by the Clerk shall constitute a call of the meeting by him. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney, thereunto authorized is filed with the records of the meeting.

     Section 5. Quorum. Unless the Articles of Organization otherwise provide, at any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.


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     Section 7. Action at Meeting. Action of the stockholders on any matter properly brought before a meeting shall require, and may be effected by, the affirmative vote of the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter; except where a different vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     Section 8. Action by Written Consent. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

     Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.


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                                 ARTICLE SECOND

                                    Directors

     Section 1. Powers. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its powers. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise powers of the full Board until the vacancy is filled.

     Section 2. Number and Election. The number of Directors shall be not less than three, except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder the number of Directors shall be not less than one. The number of Directors that shall constitute the whole Board of Directors shall be fixed, and the Directors elected, by the stockholders at the annual meeting. No Director need be a stockholder.

     Section 3. Vacancies. Any vacancy at any time, existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office has become vacant, and the person so chosen shall displace any successor chosen by the Directors.

     Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.


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     Section 5. Tenure. Except as otherwise provided by law, by the Articles of
Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified.

     Section 6. Resignation. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 7. Removal. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office. Except, however, Directors of a class elected by a particular class of stockholder may be removed only by the vote of the holders of the majority of the shares of the particular class of stockholders entitled to vote for the election of such Director. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     Section 8. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors is not present, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

     Section 9. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board or by these By-laws and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors, at which a resolution is adopted fixing the times or place or places for any regular meetings, any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.


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     Section 10. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board, the President, the Clerk, the Secretary or by any two Directors, or by one Director in the event that there is only one Director, and shall be held at the place designated in the notice or call thereof. Special meetings of the Directors shall be held only upon notice to the Directors.

     Section 11. Notices. Notices of any special meeting of the Directors shall be given to each Director by the Clerk or Secretary in the manner as prescribed below. Notice shall be duly given to each Director (1) by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or (2) by delivering such notice by hand or by telegram or telex to him at least forty-eight hours before the meeting at such address, or (3) by giving notice to such Director in person or by telephone at least forty-eight hours in advance of the meeting. Such notice, if the meeting is called otherwise than by the Clerk or Secretary, may be a copy of the call of the meeting; and if the meeting is not so otherwise called, such notice given by the Clerk or Secretary shall constitute a call of the meeting by him. If the Clerk or Secretary refuses or neglects for more than twenty-four hours after receipt of a call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and Secretary are absent from the Commonwealth of Massachusetts or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.


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     Section 12. Quorum. At any meeting of the Directors a majority of the
Directors then in office shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

     Section 13. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present, unless a different vote is required by law, the Articles of Organization, or these By-laws.

     Section 14. Action By Written Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

     Section 15. Committees. The Directors may, by vote of a majority of the number of Directors then in office, elect from their number an executive or other committees and may, by like vote, delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors. The Directors shall have the power to fill vacancies, change the membership, or to discharge, any such Committee.

     Section 16. Telephone Conference Meetings. To the extent authorized by the Directors, the Directors or members of any committee may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.


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     Section 17. Compensation of Directors. Directors may be compensated for their services and reimbursed for their expense of attending meetings as the Board of Directors may from time to time determine. In no event shall such payment preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE THIRD

                                    Officers

     Section 1. Enumeration. The officers of the corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary, Assistant Secretaries and other officers as may from time to time be determined by the Directors. The Board may appoint one of its members to the office of Chairman of the Board and from time to time define the powers and duties of that office notwithstanding any other provisions of these By-laws.

     Section 2. Election and Vacancies. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting. Any vacancy at any time existing in any office may be filled by the Directors at any meeting and such successor in office shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

     Section 3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

     Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them.


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     Section 5. Resignation. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 6. Removal. The Directors may remove any officer elected or appointed by the Directors with or without cause by a vote of a majority of the entire number of Directors then in office; and, any officer elected by the stockholders, may be removed from office for cause by vote of a majority of the entire number of Directors then in office; provided, that in both instances, an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     Section 7. President. The President when present shall preside at all meetings of the stockholders and of the Directors. He shall be the Chief Executive Officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. He shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 8. Vice Presidents. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.


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     Section 9. Treasurer. The Treasurer shall, subject to the direction of the
Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of accounts. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate. He shall have the power to deposit funds in the corporation in depositories selected in accordance with these By-laws, and to disburse such funds as ordered by the Directors.

     Section 10. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

     Section 11. Clerk. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     Section 12. Assistant Clerks. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.


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     Section 13. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.

     Section 14. Compensation after Removal or Resignation. Except as the Board of Directors may otherwise approve, an officer who is removed or resigned shall not have any right to any compensation as an officer for any period following his resignation or removal, whether such compensation be monthly, yearly, or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.


                                 ARTICLE FOURTH

                      Provisions Relating to Capital Stock

     Section 1. Issuance and Consideration. Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or debts or notes for which it was authorized to be issued, has been actually received or incurred by, or conveyed, transferred or rendered to, the corporation, or is in its possession as surplus.

     Section 2. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt unless such shares are uncertificated as provided in these By-laws. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.


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     Section 3. Uncertificated Shares. The Directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares. Any such resolution that applies to all shares of any class or series shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. If any such resolution applies to some but less than all of the shares of any class or series, the rights and obligations of shareholders of such class or series shall be are identical whether or not their shares are represented by certificates. If the corporation permits any stockholder of a class or series to receive a certificate representing shares of such class or series, each other holder of shares of such class or series shall be entitled, upon written request to the corporation, to receive from the corporation a certificate representing some or all of the shares of such class or series as requested by such holder. Within a reasonable time after the issue or transfer of uncertificated shares, the corporation shall send the shareholder a written transaction statement that shall include at least the following information: (i) the corporation's name and that it is organized under the laws of the commonwealth, (ii) the name of the person who is the holder of record of the shares reflected in such transaction statement, and (iii) the number and class of shares and the designation of the series, if any, of the shares reflected in such transaction statement. The initial transaction statement sent with respect to the issuance or transfer of uncertificated shares which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have such restriction noted conspicuously on the statement and shall also set forth either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy of such restriction to the holder of such uncertificated shares upon written request and without charge. The initial transaction statement sent with respect to the issuance of transfer of uncertificated shares when the corporation is authorized to issue more than one class or series of stock shall set forth either the full text of the preferences, voting powers, qualifications and special and relative rights of shares of each class and series, if any, authorized to be issued, as set forth in Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such uncertificated shares upon written request and without charge.

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     Section 4. Transfer of Stock. Subject to the restrictions, if any, stated
or noted on the stock certificate, or on the initial transaction statement in the event the shares are uncertificated, the stock of the corporation shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation or its transfer agent, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned with such proof of authority or authenticity of signature as the corporation shall reasonably require.

     Section 5. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law. It shall be the duty of each stockholder to notify the corporation of his post office address and taxpayer identification number.

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     Section 6. Lost or Destroyed Certificates. The Directors of the corporation may, subject to applicable law, determine the conditions upon which a new certificate of stock, or if applicable, a written transaction statement with respect to uncertificated shares in lieu of a certificate, may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated. The Directors may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnity the corporation against any loss or claim which may arise by reason of the issue of the shares in place of such lost, mutilated or destroyed stock certificate.


                                  ARTICLE FIFTH

                           Stock in Other Corporations

     Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.


                                  ARTICLE SIXTH

                              Inspection of Records

     Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.


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                                 ARTICLE SEVENTH

                   Checks, Notes, Drafts and Other Instruments

     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.


                                 ARTICLE EIGHTH

                                      Seal

     The seal of the corporation shall be circular in form, bearing its name, the word "Massachusetts", and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.


                                  ARTICLE NINTH

                                   Fiscal Year

     The fiscal year of the corporation shall be the year ending with December 31 in each year.


                                  ARTICLE TENTH

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                        Interested Directors and Officers

     The Directors shall have the power to fix their compensation from time to time. No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, nor shall any Director or officer be under any liability to the corporation on account of any such contract or transaction if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorized the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction, and if they are stockholders, their votes may be counted for the purpose of a stockholder vote approving such contract or transaction.

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                                ARTICLE ELEVENTH

                                 Indemnification

     The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation, or at its request as a Director or officer of any organization, or at its request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan); provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefor shall be approved:

        (i)    by a majority vote of a quorum consisting of disinterested
               Directors;

        (ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested Directors;

        (iii) if there are not two or more disinterested Directors in office, then by a majority of the Directors then in office, provided they have obtained an opinion in writing of special independent legal counsel appointed by a majority of the Directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);


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


        (iv) by the holders of a majority of the shares of stock entitled to vote for the election of Directors, which majority may include interested Directors and officers; or

        (v)    by a court of competent jurisdiction.

The notice of any meeting of the Directors or any committee thereof or the stockholders and any waiver of such notice shall specify indemnification as one of the purposes of such meeting.

     If authorized in the manner specified above for compromise payments, expenses including counsel fees, reasonably incurred by any such person in connection with defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article, and (b) an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized by law or under this Article, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     If both the corporation and any person to be indemnified are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such indemnified person (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, as would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any such indemnified person shall be final and binding upon the corporation and such indemnified person.


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


     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such indemnified person may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than the persons designated in this Article may be entitled by contract, by vote of the Board of Directors, or otherwise under law.

     As used in this Article the terms "person", "Director" and "officer" include their respective heirs, executors and administrators, and an "interested" Director or officer is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

     If any term or provision of this Article, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Article, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Article shall be held valid and be enforced to the fullest extent permitted by law.


                                 ARTICLE TWELFTH

                                   Amendments

     These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors may also make, amend, or repeal these By-laws, in whole or in part, except with respect to Articles Tenth, Eleventh and Twelfth or any other provision thereof which by law, the Articles of Organization, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.


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